Exhibit 99.1

GENESIS GROUP HOLDINGS, INC
2500 N. Military Trail, Suite 275
Boca Raton, Florida 33431

FOR IMMEDIATE RELEASE

Genesis Group Holdings, Inc. Obtains New Financing

BOCA RATON, Fla., July 5, 2011 (GLOBE NEWSWIRE) -- Genesis Group Holdings, Inc. (OTCBB:GGHO) ("GGHO" or the "Company") is pleased to announce that it has entered into a definitive master funding agreement with Tekmark® Global Solutions, LLC (Tekmark) and Munro Capital Inc. Pursuant to the parties' Master Agreement, the Company is receiving financing in the original principal amount of up to $2,000,000 from Tekmark and a line of credit in the original principal amount of up to $1,000,000 from Munro Capital. The financing arrangement is geared towards the further development and expansion of the Company's wireless infrastructure work.

The Company's Digital Comm, Inc. subsidiary (DCI) is providing infrastructure services to major telecommunications providers; building, upgrading and maintaining telecommunications equipment and networks. The funding provided pursuant to the Master Agreement will provide DCI with necessary working capital to take on substantial additional work and expand operations geographically. DCI has been performing broadband installation and wireless infrastructure services in Ohio for Verizon Wireless.

The relationship with Tekmark Global Solutions, LLC will also make available to DCI, and the Company, on an as needed basis, qualified technicians to perform the infrastructure services. "The relationship with Tekmark is an exciting step for the Company and its growth in the wireless infrastructure arena," said Gideon Taylor, Chairman and CEO of the Company.

About Genesis Group Holdings, Inc.

Genesis Group operates through its wholly owned subsidiaries. The Company provides turnkey operations in outside plant construction, voice-data network technologies, utility infrastructure- water, sewer, electric, gas, fiber/copper buried and aerial cable. The Company's DCI subsidiary has master contracts with AT&T, Verizon, and other communications providers.

About Tekmark Global Solutions, LLC

Tekmark Global Solutions, LLC (www.tekmarkinc.com) provides information technology, telecom services, and business solutions to a broad range of Fortune 100 and Fortune 500 companies worldwide. Tekmark's client list is comprised of top companies in the telecommunications, financial services, technology, insurance, health care, pharmaceutical, and logistics industries, as well as state and city government. Tekmark's expertise lies in developing and integrating information systems, operating and improving technology and business processes, and helping clients evolve to the next generation of technologies. As one of the largest privately held technology and telecom solutions providers, Tekmark delivers innovative, cost-effective, results-driven solutions to help clients excel in their market place.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the "PSLRA") provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

Statements contained herein that are not based on historical fact, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "could" and other similar expressions, constitute forward-looking statements under the PSLRA. The Company intends that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements are based on current assumptions but involve known and unknown risks and uncertainties that may cause the Company's actual results, performance or achievements to differ materially from current expectations. These risks include economic, competitive, governmental, technological and other factors discussed in the Company's annual, quarterly and other periodic public filings on record with the Securities and Exchange Commission which can be viewed free of charge on its website at http://www.sec.gov.

CONTACT:	Lawrence Sands Senior Vice President, Genesis Group Holdings, Inc. 561-988-1988